UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2007

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2007, the Board of Directors of the Federal Home Loan Bank of Des Moines (Bank) appointed Nicholas J. Spaeth to serve as the Bank's General Counsel and Chief Risk Officer, effective May 1, 2007 (Effective Date). Mr. Spaeth will have overall responsibility for the Bank's enterprise risk management framework , and will assume responsibility for the legal department, which was previously held by L. Allyn Dixon, Jr., the Bank's former General Counsel and Corporate Secretary. Mr. Dixon's last day at the Bank was April 23, 2007.

Mr. Spaeth and the Bank have entered into an employment agreement with an initial term under the agreement beginning May 1, 2007 and extending through June 30, 2009. The initial term will automatically be extended by one year effective July 1, 2009 and each year thereafter until such date as either the Bank or Mr. Spaeth terminate such automatic extension. The employment agreement provides that the Bank shall pay an annualized base salary of not less than $330,000 (prorated) in 2007, $343,200 in 2008, and $357,000 in 2009. Mr. Spaeth’s salary will be reviewed annually at the end of each calendar year, but may not be decreased during the term of the agreement.

Mr. Spaeth is entitled to participate in the Bank’s annual incentive plan, with an estimated annual target of 20% up to 40% of his base salary. Mr. Spaeth will also be entitled to participate in all pension, 401(k), and similar benefit plans offered by the Bank at terms generally applicable to the Bank’s other executive officers. In addition, Mr. Spaeth will be entitled to participate in a benefit equalization plan that provides benefits comparable to the benefits Mr. Spaeth would have received under the Bank's defined benefit pension plan had its vesting schedule been as follows: on or after two years from the Effective Date, 50% vested; on or after three years from the Effective Date, 60% vested; on or after four years from the Effective Date, 80% vested.

Mr. Spaeth’s employment agreement will be terminated upon the occurrence of any one of the following events: his death; he is incapacitated from illness, accident, or other disability and is unable to perform his normal duties for a period of ninety consecutive days, upon 30 days’ written notice; or the expiration of the term of the employment agreement, or any extension or renewal thereof. Additionally, Mr. Spaeth’s employment agreement may be terminated by the Bank for cause or by Mr. Spaeth for good reason; or by either the Bank or Mr. Spaeth without cause upon thirty days written notice to the other party. If Mr. Spaeth’s employment is terminated by the Bank without cause or by Mr. Spaeth with good reason, he shall be entitled to severance payments equal to his base salary for the calendar year in which the termination occurs, plus the minimum total incentive compensation for the calendar year in which the termination occurs prorated as of such date. No severance shall be paid in connection with the expiration or non-renewal of the employment agreement.

Prior to joining the Bank, Mr. Spaeth, age 57, was a partner at Kirkpatrick & Lockhart Preston Gates Ellis LLP since 2007. From 2004 to 2007, Mr. Spaeth served as Senior Vice President, Law and Public Policy, and Chief Legal Officer of H&R Block, Inc. Mr. Spaeth served as Senior Vice President, General Counsel and Secretary of Intuit, Inc. from 2003 to 2004, and of GE Employers Reinsurance Corporation from 2000 to 2003. There are no familial relationships between Mr. Spaeth and any director or executive officer of the Bank. Neither Mr. Spaeth nor any member of his immediate family has any material interest in any transaction or proposed transaction with the Bank.

Item 7.01 Regulation FD Disclosure.

On April 26, 2007, the Board of Directors of the Bank approved a revised dividend payment schedule. A copy of the announcement sent to members is attached to this report.

The information contained in the attachment is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 99.1

Member Announcement, dated April 27, 2007, issued by the Bank.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report on Form 8-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, changes in federal laws and regulations. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

April 27, 2007	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: Senior Vice President and Chief Business Officer

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Exhibit Index

Exhibit No.	Description

99.1	Member Announcement